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Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-69122, 2-77321, 2-90023, 2-95495, 33-2502, 33-4067,
33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521,
33-60696, 33-60642, 33-61427 and 33-64849) of Analog Devices, Inc. of our
report dated November 28, 1995, except for the fifth paragraph of Note 4 as to which the date is December 18, 1995, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in this Annual Report (Form 10-K) for the year ended October 28, 1995.


                                            ERNST & YOUNG LLP


Boston, Massachusetts
January 22, 1996

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